Exhibit 99.1

WHITEHEAD & WHITEHEAD
JONATHAN J. WHITEHEAD
Nevada Bar No. 4415
150 W. Huffaker Lane, Suite 101
Reno, NV  89511
Telephone: 775/823-7700
775/823-7709 (fax)

Liaison Counsel for Plaintiff
IN THE SECOND JUDICIAL DISTRICT COURT FOR THE STATE OF NEVADA
IN AND FOR THE COUNTY OF WASHOE

In re ORMAT TECHNOLOGIES, INC. DERIVATIVE LITIGATION This Document Relates To: ALL ACTIONS. HEBEL, Docket No. CV10-00759; J.L.B. STOLTZ, Docket No. CV10-01213	) ) ) ) ) ) ) ) ) )	Master Docket No. CV10-00759 (Consolidated with Case No. CV10-01213) Dept No. B6 NOTICE OF SETTLEMENT

NOTICE TO CURRENT ORMAT SHAREHOLDERS

TO:	ALL OWNERS OF ORMAT TECHNOLOGIES, INC. (“ORMAT” OR “THE COMPANY”) COMMON STOCK AS OF SEPTEMBER 25, 2012 (“CURRENT ORMAT SHAREHOLDERS”).

PLEASE READ THIS NOTICE CAREFULLY AND IN ITS ENTIRETY.  YOUR RIGHTS MAY BE AFFECTED.  THIS NOTICE RELATES TO A PROPOSED SETTLEMENT AND DISMISSAL OF SHAREHOLDER DERIVATIVE LITIGATION AND CONTAINS IMPORTANT INFORMATION REGARDING YOUR RIGHTS.  YOUR RIGHTS MAY BE AFFECTED BY LEGAL PROCEEDINGS IN THESE ACTIONS.

IF THE COURT APPROVES THE SETTLEMENT AND DISMISSAL OF THE ACTIONS, STOCKHOLDERS OF ORMAT WILL BE FOREVER BARRED FROM CONTESTING THE APPROVAL OF THE PROPOSED SETTLEMENT AND FROM PURSUING THE SETTLED CLAIMS.  THESE ACTIONS ARE NOT “CLASS ACTIONS.”  THUS, THERE IS NO COMMON FUND UPON WHICH YOU CAN MAKE A CLAIM FOR A MONETARY PAYMENT.

THE COURT HAS MADE NO FINDINGS OR DETERMINATIONS RESPECTING THE MERITS OF THE ACTIONS.  THE RECITATION OF THE BACKGROUND AND CIRCUMSTANCES OF THE SETTLEMENT CONTAINED HEREIN DOES NOT CONSTITUTE THE FINDINGS OF THE COURT.  IT IS BASED ON REPRESENTATIONS MADE TO THE COURT BY COUNSEL FOR THE PARTIES.

IF YOU WERE NOT THE BENEFICIAL OWNER OF ORMAT COMMON STOCK ON THE RECORD DATE, PLEASE TRANSMIT THIS DOCUMENT TO SUCH BENEFICIAL OWNER.

YOU ARE HEREBY NOTIFIED, pursuant to Nevada Rule of Civil Procedure 23.1 and an Order of the Second Judicial District Court of the State of Nevada in and for the County of Washoe (the “Court”), that a proposed settlement agreement (the “Settlement”) has been reached among Plaintiffs,1 on behalf of themselves and derivatively on behalf of Ormat, Individual Defendants, and Ormat in connection with the consolidated shareholder derivative actions entitled In re Ormat Technologies , Inc. Derivative Litigation, Master Docket No. CV10-00759, pending before the Court and In re Ormat Technologies Inc. Derivative Litigation, Master File 3:10-cv-00177-LRH-WCG, pending in the United States District Court for the District of the Nevada (the “Actions”).

1           For purposes of this Notice, the Court incorporates by reference the definitions in the Parties’ Stipulation and Agreement of Settlement (“Stipulation”) fully executed as of September 25, 2012, and all capitalized terms used herein, unless otherwise defined, shall have the same meanings as set forth in the Stipulation.  The Stipulation may be inspected at the Clerk of the Court’s Office, Second Judicial District Court of the State of Nevada in and for the County of Washoe, located at 75 Court Street, Reno, Nevada 89501, during business hours of each business day.

Plaintiffs filed the Actions derivatively on behalf of Ormat to remedy the alleged harm caused to the Company by the Individual Defendants’ alleged breach of their fiduciary duties.  The proposed Settlement, if approved by the Court, would fully, finally and forever resolve the Actions on the terms set forth in the Stipulation and summarized in this Notice, including the dismissal of the Actions with prejudice.

As explained below, a hearing (the “Settlement Hearing”) shall be held before the Court on December 19, 2012 at 1:30 p. m. to determine whether, inter alia, the proposed Settlement is fair, reasonable, and adequate, and should be finally approved by the Court.  You have the right to object to the Settlement in the manner provided herein.  If you fail to object in the manner provided herein at least fourteen (14) business days prior to the Settlement Hearing, you will be deemed to have waived your objections and will be bound by the Final Order and Judgment to be entered and the releases to be given, unless otherwise ordered by the Court.

This Notice is not intended to be and should not be construed as an expression of any opinion by the Court with respect to the merits of the claims made in the Actions, but is merely to advise you of the proposed Settlement and of your rights as a Current Ormat Shareholder.

I.	BACKGROUND

Ormat is a leading vertically integrated company primarily engaged in the geothermal and recovered energy power business.  The Company’s electricity segment develops, builds, owns and operates geothermal and recovered energy-based power plants in the United States and internationally and sells the electricity they generate.  The Company’s product segment designs, manufactures and sells equipment for geothermal and recovered energy-based electricity generation, remote power units and other power generating units and provides services relating to the engineering, procurement, construction, operation and maintenance of geothermal and recovered energy-based power plants.  Ormat is a public company that has been trading on the New York Stock Exchange (“NYSE”) since its initial public offering (“IPO”) on November 11, 2004.  The Company was founded by Ormat Industries Ltd., the successor of Ormat Turbines Limited which was co-founded by the Individual Defendants Lucien and Yehudit Bronicki in 1965.

Through the third quarter of 2009, Ormat accounted for exploration and development costs using an accounting method that is analogous to the full cost method used in the oil and gas industry. Under that method, Ormat capitalized costs incurred in connection with the exploration and development of geothermal resources on an “area-of-interest” basis.  Each area of interest included a number of potential projects in the state of Nevada that were planned to be operated together with the same operation and maintenance team.  Impairment tests were performed on an area-of-interest basis rather than at a single site. Under this methodology, costs associated with projects that were determined by the Company to be not economically feasible remained capitalized as long as the area-of-interest was not subject to impairment.

Following a periodic review performed by the Securities and Exchange Commission (“SEC”) staff, Ormat concluded that this accounting treatment was inappropriate in certain respects. Accordingly, on February 23, 2010, Ormat’s Audit Committee (the “Audit Committee”) and Board of Directors (the “Board”), based on management recommendations, concluded that the financial statements contained in Ormat’s Annual Report on Form 10-K for the year ended December 31, 2008 required restatement and should no longer be relied upon. The impact of the restatement was a decrease of approximately $6.2 million in net income during the year and the fourth quarter ended December 31, 2008. The Company also revised its financial statements as of and for the three and nine months ended September 30, 2009, to reduce net income by approximately $1.5 million.

On March 16, 2010 and April 21, 2010, plaintiffs Thomas J. Hebel and J.L.B. Stoltz respectively, initiated actions in the State Court.  These cases were subsequently consolidated under the caption In re Ormat Technologies, Inc. Derivative Litigation, No. CV10-00759, on May 21, 2010 (the “State Action”).  The consolidated derivative complaint in the State Action, filed on September 7, 2010, asserts claims for breach of fiduciary duty, abuse of control, gross mismanagement, waste, unjust enrichment, and contribution and indemnification arising from the above-described events as well as Ormat’s announcement of certain delays regarding development at Ormat’s project in North Brawley.  A motion to dismiss was filed in the State Action on November 16, 2010, and on April 18, 2011, the State Action was stayed by the State Court pending the outcome of the federal securities class action styled as Szymborski v. Ormat Technologies, Inc., Case No. 3:10-CV-00132-ECR-WGC (the “Securities Action”).  Leave was also given for Plaintiffs in the State Action to supplement their Complaint.  On April 13, 2011, Plaintiffs Hebel and Stoltz filed their Supplemental Consolidated Derivative Complaint, to which Nominal Defendant Ormat responded by filing its Motion to Dismiss on May 12, 2011.  Plaintiffs Hebel and Stoltz filed their Opposition to Ormat’s Motion to Dismiss.  Ormat filed its reply brief on July 11, 2011, and the State Action has remained stayed from that date to the present.

On March 29, 2010 and June 6, 2010, plaintiffs Travis Branam2 and Pipefitters Local 537 Annuity Fund, respectively, initiated actions in the United States District Court for the District of the Nevada, also arising from the above-described events.  These cases were consolidated on August 30, 2010 under the caption In re Ormat Technologies Inc. Derivative Litigation, Master File 3:10-cv-00177-RCJ-RAM (the “Federal Action”).  Plaintiffs Don B. Dale and Pipefitters Local 537 Annuity Fund filed an amended shareholder derivative complaint on October 28, 2010, alleging breaches of fiduciary duty for disseminating false and misleading information, failure to maintain internal controls, breach of the duties of loyalty and good faith, unjust enrichment, abuse of control, gross mismanagement, and waste of corporate assets.  On December 13, 2010, nominal defendant Ormat moved to dismiss or alternatively to stay the Federal Action pending resolution of the State Action and the Securities Action.  On August 29, 2011, the Federal Action was stayed pending the outcome of the Securities Action.

On December 13, 2011, plaintiffs’ counsel in the State Action sent a formal settlement demand to counsel for Defendants.  On January 12, 2012, plaintiffs’ counsel in the Federal Action sent a formal settlement demand (collectively, the “Demands”) to counsel for Defendants, and on the same day, Plaintiffs in the Actions filed mediation statements (the “Mediation Statements”).  The mediation was held before Jed Melnick on January 19, 2012.  While no settlement was reached at the mediation, the mediation served as the springboard for continued negotiations over the next several months that ultimately led to an agreement in principle to resolve the Actions, as documented in the Stipulation.

2           On October 28, 2010, plaintiff Travis Branam moved for an order withdrawing him from the action and submitting Don B. Dale as plaintiff.  The Order was granted on December 9, 2010.

II.	PLAINTIFFS’ COUNSEL’S INVESTIGATION AND RESEARCH, PLAINTIFFS’ CLAIMS, AND THE BENEFITS OF SETTLEMENT

Plaintiffs’ Counsel conducted an extensive investigation relating to the claims and the underlying events alleged in the Actions, including, but not limited to: (1) inspecting, analyzing, and reviewing Ormat’s public filings with the SEC, press releases, announcements, transcripts of investor conference calls, and news articles; (2) drafting and filing the various complaints in the Actions; (3) drafting and filing responses to Defendants’ motions to stay and motions to dismiss; (4) researching the applicable law with respect to the claims asserted in the Actions and the potential defenses thereto; (5) researching corporate governance issues; (6) preparing the mediation statements and participating in the in-person mediation; and (7) participating in extensive settlement discussions with counsel for the Defendants.

Plaintiffs’ Counsel believe that the claims asserted in the Actions have merit and that their investigation supports the claims asserted.  Without conceding the merit of any of Defendants’ defenses or the lack of merit of any of their own allegations, and solely in order to avoid the potentially protracted time, expense, and uncertainty associated with continued litigation, including potential trial and appeals, Plaintiffs have concluded that it is desirable that the Actions be fully and finally settled in the manner and upon the terms and conditions set forth in this Stipulation.  Plaintiffs and Plaintiffs’ Counsel recognize the significant risk, expense, and length of continued proceedings necessary to prosecute the Actions against the Individual Defendants through trial and through possible appeals.  Plaintiffs’ Counsel also have taken into account the uncertain outcome and the risk of any litigation, especially in complex cases such as the Actions, as well as the difficulties and delays inherent in such litigation.  Based on their evaluation, Plaintiffs and Plaintiffs’ Counsel have determined that the Settlement is in the best interests of Plaintiffs, Ormat, and Current Ormat Shareholders (as defined herein), and have agreed to settle the Actions upon the terms and subject to the conditions set forth herein.

III.	DEFENDANTS’ DENIALS OF WRONGDOING AND LIABILITY

The Individual Defendants have denied and continue to deny each and all of the claims and contentions alleged by the Plaintiffs in the State Action and/or the Federal Action.  The Individual Defendants assert that their conduct was proper and that there was no breach of fiduciary or other duties, and deny any liability or wrongdoing whatsoever, including, but not limited to, each of the allegations asserted in the Derivative Actions and assert that the Derivative Actions are subject to a number of procedural defenses.  The Individual Defendants have further asserted, and continue to assert, that at all relevant times, they acted in good faith, and in a manner they reasonably believed to be in the best interests of Ormat and its shareholders.

Nonetheless, the Individual Defendants and Ormat have concluded that further conduct of the Derivative Actions would be protracted and expensive, and that it is desirable that the Derivative Actions be fully and finally settled in the manner and upon the terms and conditions set forth in the Stipulation in order to limit further expense, inconvenience and distraction, to dispose of the burden of protracted litigation, and (on the part of the Individual Defendants) to permit the operation of the Company’s business without further distraction and diversion of the Company’s executive personnel with respect to matters at issue in the Derivative Actions.  The Defendants also have taken into account the uncertainty and risks inherent in any litigation, especially in complex cases like this litigation.

The Defendants have, therefore, determined that it is desirable and beneficial to them that the Derivative Actions be settled in the manner and upon the terms and conditions set forth in the Stipulation.  The Defendants enter into the Stipulation and Settlement without in any way admitting to or acknowledging any fault, liability, or wrongdoing of any kind.  There has been no adverse determination by any court against any of the Defendants on the merits of the claims asserted by the Plaintiffs.  Neither the Stipulation, nor any of its terms or provisions, nor any of the negotiations or proceedings connected with it, shall be construed as an admission or concession by any of the Defendants of the merit or truth of any of the allegations or wrongdoing of any kind on the part of any of the Defendants.  The Defendants enter into the Stipulation and Settlement based upon, among other things, the Parties’ agreement herein that, to the fullest extent permitted by law, neither the Settlement nor any of the terms or provisions of the Stipulation, nor any of the negotiations or proceedings connected therewith, shall be offered as evidence in the Derivative Actions or in any pending or future civil, criminal, or administrative action or other proceeding to establish any liability or admission by any of the Defendants, or to any of the Defendants’ Released Persons (as defined in the Stipulation), or any other matter adverse to any of the Defendants, or any of the Defendants’ Released Persons, except as expressly set forth herein.

The Defendants have determined that the Settlement set forth in the Stipulation is in the best interests of Ormat and Current Ormat Shareholders.

IV.	THE SETTLEMENT HEARING

The Settlement Hearing will be held before the Honorable Brent Adams on December 19, 2012 at 1:30 p.m. at the Second Judicial District Court of the State of Nevada in and for the County of Washoe, located at 75 Court Street, Reno, Nevada 89501 to determine: (i) whether the proposed Settlement, upon the terms set forth in the Stipulation, should be finally approved in all respects as fair, reasonable, and adequate; (ii) whether the Final Order and Judgment approving the Settlement should be entered; (iii) whether Plaintiffs’ Counsel’s agreed-to Fee Award should be finally approved and (iv) whether the Incentive Awards should be finally approved.  The Settlement Hearing may be continued by the Court at or before the Settlement Hearing, or at any adjourned session thereof without further notice.

V.	THE SETTLEMENT

The terms and conditions of the proposed Settlement are set forth fully in the Stipulation described above.  The Stipulation has been filed with the State Court and the following is only a summary of its terms.

In connection with the Settlement of the Actions, Ormat has agreed to implement and/or maintain the Corporate Governance Measures set forth below (and in the Stipulation) for no less than five years unless barred by applicable law, including the rules and regulations of the SEC, the rules of the NYSE or the rules of any other securities exchange on which securities of the Company are or may be listed from time to time.  These Corporate Governance Measures constitute the consideration for the Settlement, and Ormat acknowledges that the commencement, prosecution and settlement of the Actions were the substantial cause in the Company’s decision to implement and/or maintain the Corporate Governance Measures.

A.	Board Structure

1.           The Company’s bylaws shall require that the Chairman of the Board (“Chairman”) shall not also be the Chief Executive Officer (“CEO”) of the Company or when the Chairman is also the CEO of the Company, the Board shall appoint a Lead Independent Director pursuant to the procedure detailed herein.

2.           The Company’s bylaws shall provide that directors shall be elected by a majority of the votes cast at annual meetings of stockholders, except for contested elections (i.e., elections in which there are a greater number of candidates than there are seats to be filled) in which case a plurality standard shall apply.

3.           The Board’s committees shall have standing authorizations, at their discretion, to obtain legal or other advisors of their choice, who shall report directly to the Board or the committee.

4.           The Board shall establish a formal policy which requires the Independent Directors, as defined herein, to meet in executive session at least two times a year and that the Board report to shareholders the number of such meetings held each year.

B.	Lead Independent Director

1.           Where the Chairman is also the CEO of the Company, the Ormat Board shall establish the position of Lead Independent Director.  The Lead Independent Director of the Ormat Board shall be elected annually via secret ballot by a majority vote of the Independent Directors who cast ballots.

2.           The Lead Independent Director shall be responsible for coordinating the activities of the Independent Directors.  In addition to the duties of all Board members (which shall not be limited or diminished by the Lead Independent Director’s role), the specific responsibilities of the Lead Independent Director are to work together with the Chairman to:

(a)           determine an appropriate schedule of Board meetings, seeking to ensure that the Independent Directors can perform their duties responsibly while not interfering with the flow of the Company’s operations;

(b)           prepare agendas for the Board and committee meetings;

(c)           assess the quality, quantity and timeliness of the flow of information from the Company’s management that is necessary for the Independent Directors to effectively and responsibly perform their duties, and although the Company’s management is responsible for the preparation of materials for the Board, the Lead Independent Director may specifically request the inclusion of certain material;

(d)           ensure that the Compensation Committee oversees compliance with and implementation of the Company’s policies and procedures for evaluating and undertaking senior executive officer and incentive-based compensation, including stock options;

(e)           coordinate, develop the agenda for, and moderate executive sessions of the Board’s Independent Directors, and act as principal liaison between the Independent Directors and the Chairman and/or CEO on sensitive issues;

(f)           evaluate, along with the members of the Compensation Committee, the CEO’s performance and meet with the CEO to discuss the Compensation Committee’s evaluation; and

(g)           recommend the membership of the various Board committees, as well as selection of the committee chairs.

C.	Director Independence

1.           A majority of the members of the Board shall be “Independent Directors,” as defined below.  In addition to the requirements set forth by the NYSE (to the extent that such requirements apply to Ormat), to be deemed “Independent” in any calendar year, a director shall satisfy the following qualifications:

(a)           has not been employed by the Company or its subsidiaries or affiliates (defined for purposes of this settlement term sheet as any individual or business entity that owns, directly, at least 5% of the securities of the Company having ordinary voting power) within the last five calendar years, except that any employment or other position or relationship of any kind of such person (or any person referred to in V.C.1(g)) with any affiliate of the Company will not affect in any way such person’s qualification to be deemed “Independent” hereunder if such affiliate (and without acknowledging that any of the following persons constitute affiliates within the above definition) is any Passive Institutional Investor.  For purposes of this paragraph, Passive Institutional Investor shall mean (1) any person that (a) would satisfy the requirement of Exchange Act Rule 13d-1(c)(1) at the time it becomes an affiliate of the Company and (b) would be a “qualified institutional investor” or “institutional accredited investor” within the meaning of the rules and regulations of the SEC (as then in effect) at the time it becomes an affiliate of the Company and (2) such other persons as the board of directors may from time to time determine;

(b)           has not received, during the current calendar year or any of the three immediately preceding calendar years, remuneration, directly or indirectly, other than de minimus remuneration, as a result of service as, or compensation paid to an entity affiliated with the individual who serves as (1) an advisor, consultant, or legal counsel to the Company or to a member of the Company’s senior management; or (2) a significant customer or supplier of the Company;

(c)           has no personal services contract(s) with the Company, or any member of the Company’s senior management;

(d)           is not affiliated with a not-for-profit entity that receives significant contributions from the Company;

(e)           during the current calendar year or any of the three immediately preceding calendar years, has not had any business relationship with the Company for which the Company has been required to make disclosure under Regulation S-K of the SEC, other than for service as a director or for which relationship no more than de minimus remuneration was received in any one such year; provided, however, that the need to disclose any relationship that existed prior to a director joining the Board shall not in and of itself render the director non-independent;

(f)           is not an executive officer of a public company at which an executive officer of the Company serves as a director;

(g)           is not a member of the immediate family of any person who fails to satisfy the qualifications described above;

(h)           a director is deemed to have received remuneration (other than remuneration as a director, including remuneration provided to a non-executive Chairman, committee chairman or Lead Director, and pension or other forms of deferred compensation for prior service), directly or indirectly, if remuneration, other than de minimis remuneration (as determined by the Board from time to time), was paid by the Company, its subsidiaries or affiliates, to any entity in which the director has a beneficial ownership interest of 5% percent or more, or to an entity by which the director is employed or self-employed other than as a director.  It is understood that remuneration does not include payments, such as dividends, received by a director in his or her capacity as a stockholder or an affiliate of a stockholder; and

(i)           The Parties acknowledge and agree that the Board as constituted on the date of execution of this Stipulation is made up of a majority of Independent Directors with only Yehudit Bronicki and Yoram Bronicki not being Independent within the definition set forth above.

D.	Director Education

Each member of the Board shall participate in a program concerning corporate governance within two years of final approval of the Settlement by the Court.

E.	Management Assessment of Internal Controls

1.           Management shall annually assess the adequacy of the Company’s internal controls, and shall report in the Company’s Annual Report on Form 10-K any identified material weaknesses, with respect to each of the following:

(a)           staffing in finance and accounting with adequate knowledge regarding accounting for abandoned projects in accordance with Generally Accepted Accounting Principles (“GAAP”);

(b)           existing accrued liabilities;

(c)           the internal communication process concerning internal controls;

(d)           the communication process associated with external advisors; and

(e)           insider stock sales.

F.	Shareholder Meetings

1.           Absent extraordinary circumstances, each member of the Board shall be required to attend each annual shareholder meeting in person.

2.           All shareholder proposals shall be evaluated by the Board or any committee to which the Board has delegated such authority to determine whether such proposal is in the best interests of the Company; provided, however, that any such committee shall be composed of a majority of Independent Directors.

G.	Compensation Practices

1.           The Company’s Compensation Committee Charter shall be revised to reflect that it will meet at least annually and the subjects of that meeting will include at least:

(a)           To review and approve corporate goals and objectives relevant to the compensation for the senior executive officers;

(b)           To evaluate the performance of the senior executive officers in light of those goals and objectives, the long term goals of the Company, the individual achievements of each senior executive and the compensation of similarly situated senior executives at other companies;
(c)           To determine and approve the compensation level of the senior executive officers based on this evaluation; provided, however, that such authority cannot result in the Company breaching any employment agreement; and

(d)           The Compensation Committee Charter shall be modified to state a majority of its members shall be Independent Directors, as defined herein, and that only the members of the Compensation Committee who are Independent Directors will vote on the compensation of the CEO.

H.	Audit Committee and Audit Firm Rotation

1.           Rotation of the Company’s independent lead audit partner shall occur every five years.

2.           The Audit Committee of the Board shall establish, in consultation with the Company’s outside auditors a formal annual review for the Company’s accounting policies and procedures relating to the Company’s business.

3.           The Audit Committee shall meet at least four times annually and will meet more often as necessary.

4.           The Audit Committee Chair shall meet with the Chief Financial Officer (“CFO”) at least four times annually, including before the end of the filing of the Company’s quarterly and annual reports with the SEC.  The meetings shall be confidential and held outside the presence of the CEO.

5.           The Company bylaws shall be modified to require that the Audit Committee approve any related party transactions above the SEC/NYSE threshold.

6.           The Company’s Audit Committee Charter shall be amended to reflect that the Audit Committee will meet at least annually in person with the Company’s CFO, Director of Internal Controls, and the independent outside auditor to review the Company’s GAAP disclosure process used in preparing and reviewing draft financial statements to ensure accuracy, completeness and consistency of required disclosures.  This meeting will, at a minimum, address whether the Company’s disclosures relating to its accounting methods are appropriate.

7.           The Audit Committee will, on an annual basis and in consultation with the Company’s CFO, Director of Internal Controls (as described herein) and the independent outside auditor, formally review Ormat’s polices related to its accounting methods and the adequacy of its internal controls over financial reporting.  This review will take into account at least the following matters:

(a)           any new accounting policies, standards and/or guidance relevant to Ormat (including any proposed changes to standards or guidance);

(b)           adequacy of internal controls over financial reporting; and

(c)             the Company’s accounting methods.

VI.	Internal Audit

1.           The Company shall have someone in the position of Director of Internal Controls, which may be staffed by a Company employee and/or an independent contractor or consultant, to manage, perform, participate and/or supervise the Company’s internal audit function.  The Director of Internal Controls shall meet with the Company’s CFO at least four times annually, with the Chair of the Audit Committee at least four times annually and with the Audit Committee at least two times annually.

2.           The Code of Business Conduct and Ethics will also be revised to ensure that Company employees are informed:

(a)           of the Company’s whistleblower policy; and

(b)           of matters of financial reporting fraud, including falsification of financial documents and insider trading, are extremely important and may be brought to the attention of the Director of Internal Controls and/or Audit Committee for evaluation.

The Settling Parties agree that the foregoing measures have, or will, substantially benefit Ormat and Current Ormat Shareholders.  The Board, exercising its independent business judgment, has determined that the Settlement is in the best interests of Ormat and Current Ormat Shareholders.

VII.	DISMISSAL AND RELEASES

In connection with the State Court’s approval of the Settlement, the Parties will jointly request entry of the Final Order and Judgment by the Court, dismissing with prejudice of all claims alleged by Plaintiffs against the Individual Defendants in the Actions.

Upon the entry of the Final Order and Judgment, Plaintiffs, Ormat, and Current Ormat Shareholders, on behalf of themselves, and each of the Plaintiffs’ Released Persons, shall be deemed to have – and by operation of a final judgment in the Actions shall have – fully, finally and forever released, relinquished, waived, discharged, and dismissed any and all of Plaintiffs’ Released Claims, and shall forever be barred and enjoined from instituting, commencing, or prosecuting any and all Plaintiffs’ Released Claims, against Defendants and Defendants’ Released Persons.

Further, upon entry of the Final Order and Judgment, Defendants, on behalf of themselves, each of the Defendants’ Released Persons, shall be deemed to have – and by operation of a final judgment in the Actions shall have – released, waived, discharged, and dismissed any and all Defendants’ Released Claims, and shall forever be barred and enjoined from instituting, commencing, or prosecuting any and all Defendants’ Released Claims, against Plaintiffs and Plaintiffs’ Released Persons.

VIII.	ATTORNEYS’ FEES AND EXPENSES

In recognition of the substantial benefits conferred upon Ormat and Current Ormat Shareholders as a result of the initiation, prosecution and settlement of the Actions, Ormat, on behalf of all Defendants, and the Board, shall cause to be paid (through its Insurer) to Plaintiffs’ Counsel an award of attorneys’ fees and expenses in the Actions in the total amount of $700,000 (the “Fee Award”).  The Parties mutually agree that this Fee Award is fair and reasonable in light of the benefits bestowed upon Ormat and Current Ormat Shareholders by the Stipulation.  Plaintiffs’ Counsel shall request final approval of the Fee Award at the Settlement Hearing.  To date, Plaintiffs’ Counsel have neither received any payment for their services in conducting the Actions, nor have they been paid for their expenses.  Plaintiffs’ Counsel believe that the Fee Award agreed to is within the range of attorneys’ fees approved by courts under similar circumstances in litigation of this type.

Additionally, in light of the benefits Plaintiffs have created for Ormat and all Current Ormat Shareholders, Plaintiffs may apply for Court-approved incentive awards in the amount of $1,500 each (“Incentive Awards”).  The Incentive Awards shall be funded from the Fee Award to the extent that the Fee Award is approved in whole or in part.  Defendants shall take no position on the Incentive Awards.

IX.	THE RIGHT TO OBJECT AND/OR BE HEARD AT THE SETTLEMENT HEARING

Any Current Ormat Shareholder may object and/or appear and show cause, if he, she, or it has any concern, why the Settlement should not be approved as fair, reasonable, and adequate, or why the Final Order and Judgment should not be entered thereon, or why the Fee Award or Incentive Awards should not be approved; provided, however, unless otherwise ordered by the Court, no Current Ormat Shareholder shall be heard or entitled to contest the approval of the terms and conditions of the Settlement, or, if approved, the Final Order and Judgment to be entered thereon approving the same, or the Fee Award, unless that stockholder has, at least fourteen (14) business days prior to the Settlement Hearing: (1) filed with the Clerk of the Court a written objection to the Settlement setting forth: (a) the nature of the objection; (b) proof of ownership of Ormat common stock from May 9, 2008 through the date of the Settlement Hearing, including the number of shares of Ormat common stock and the date of purchase; and (c) any documentation in support of such objection; and (2) if a Current Ormat Shareholder intends to appear and requests to be heard at the Settlement Hearing, such stockholder must have, in addition to the requirements of (1) above, filed with the Clerk of the Court: (a) a written notice of such stockholder’s intention to appear; (b) a statement that indicates the basis for such appearance; and (c) the identities of any witnesses the stockholder intends to call at the Settlement Hearing and a statement as to the subjects of their testimony.  If a Current Ormat Shareholder files a written objection and/or written notice of intent to appear, such stockholder must also simultaneously serve copies of such notice, proof, statement, and documentation, together with copies of any other papers or briefs such shareholder files with the Court (either by hand delivery or by first class mail) upon each of the following:

Benny C. Goodman III ROBBINS GELLER RUDMAN & DOWD LLP 655 West Broadway, Suite 1900 San Diego, CA 92101	Richard H. Zelichov KATTEN MUCHIN ROSENMAN LLP 2029 Century Park East, Suite 2600 Los Angeles, CA 90067
William B. Federman FEDERMAN & SHERWOOD 10205 North Pennsylvania Ave. Oklahoma City, OK 73120
Counsel for Plaintiffs	Counsel for Defendants

Any Current Ormat Shareholder who does not make his, her, or its objection in the manner provided herein shall be deemed to have waived such objection and shall forever be foreclosed from making any objection to the fairness, reasonableness, or adequacy of the settlement and the Fee Award and Incentive Awards as incorporated in the Stipulation, unless otherwise ordered by the Court, but shall otherwise be bound by the Final Order and Judgment to be entered and the releases to be given.

X.	CONDITIONS FOR SETTLEMENT

The Settlement is conditioned upon the occurrence of certain events described in the Stipulation, which requires, among other things: (1) entry of the requested Final Order and Judgment by the Court; (2) expiration of the time to appeal from or alter or amend the Final Order and Judgment; (3) the Plaintiffs in the Federal Action will file papers requesting that the Federal Action be dismissed with prejudice; and (4) the Federal Action having been dismissed with prejudice.  If, for any reason, any one of the conditions described in the Stipulation is not met and the entry of the Final Order and Judgment does not occur, the Stipulation might be terminated and, if terminated, will become null and void; and the Parties to the Stipulation will be restored to their respective positions as of September 25, 2012.

XI.	EXAMINATION OF PAPERS AND INQUIRIES

This Notice contains only a summary of the terms of the Settlement.  For a more detailed statement of the matters involved in the Actions, reference is made to the Stipulation, which may be inspected at the Clerk of the Court’s Office, Second Judicial District Court of the State of Nevada in and for the County of Washoe, located at 75 Court Street, Reno, Nevada 89501, during business hours of each business day.

Any other inquiries regarding the Settlement or the Actions should be addressed in writing to the following:

Benny C. Goodman III ROBBINS GELLER RUDMAN & DOWD LLP 655 West Broadway, Suite 1900 San Diego, CA 92101	Richard H. Zelichov KATTEN MUCHIN ROSENMAN LLP 2029 Century Park East, Suite 2600 Los Angeles, CA 90067
William B. Federman FEDERMAN & SHERWOOD 10205 North Pennsylvania Ave. Oklahoma City, OK 73120
Counsel for Plaintiffs	Counsel for Defendants

PLEASE DO NOT TELEPHONE THE COURT OR
ANY REPRESENTATIVE OF ORMAT
REGARDING THIS NOTICE.